UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 9, 2010

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon  97230

(Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

Real Value Estates, Inc.  3970 Casa Blanca Road Reno, Nevada  89502

 (Former Name or former address if changed from last report.)

Copies to:

Jeffrey G. Klein, P.A.

2600 North Military Trail

Suite 270

Boca Raton, Florida  33498

Tel: (561) 997-9920

Fax: (561)998-9557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

 Certain statements included in this Form 8-k regarding Xun Energy, Inc.  ( “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section 8-Other Events

Item 8.01 Other Events

On December 9, 2010 the Company executed a Letter of Intent with Global Energy Acquisitions, LLC (“Global”) which provides in part for the Company to acquire from Global a 51% gross royalty interest in up to 500 producing oil wells in Kentucky. Global  is in the business of  exploring, developing, operating, investing in, acquiring, selling, managing and  drilling  oil and gas properties.

The parties have agreed to extend the date for execution of a definitive agreement until January 31, 2011 with a Closing date on or before February 28, 2011.  Closing of the transaction will be subject to satisfaction of all conditions precedent including delivery of audited financial statements.  There can be no assurance that the parties will come to terms on a definitive agreement or that the proposed transaction will in fact close.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2011

Xun Energy, Inc. BY: /s/Peter Matousek —————————————— Name: Peter Matousek Title: President/CEO

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